UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2004

STERLING BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-20750	74-2175590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2550 North Loop West, Suite 600	77092
Houston, Texas
(Address Of Principal Executive Office)	(Zip Code)

(713) 466-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

Effective January 31, 2005, Sterling Bancshares, Inc. (the “Company”) and Stephen C. Raffaele, the Company’s Executive Vice President and Chief Financial Officer, entered into a Restricted Stock Agreement reflecting the Company’s grant of 2,000 shares of restricted stock pursuant to the Company’s 2003 Stock Incentive and Compensation Plan (the “Plan”). The grant was effective October 1, 2004.

On December 28, 2004 the Company and Clinton Dunn, the Regional CEO of the Dallas Region, entered into a Restricted Stock Agreement reflecting the Company’s grant of 2,000 shares of restricted stock pursuant to the Plan. The grant was effective October 1, 2004.

The restrictions applicable to the restricted shares will lapse ratably in 25% increments on October 1, 2005, 2006, 2007 and 2008. Notwithstanding the foregoing, the restrictions applicable to the restricted shares will completely lapse upon a change of control (as defined in the Plan) or the termination of employment by reason of death or disability that entitles the executive to benefits under the Company’s long-term disability plans.

The restricted stock awards are subject to the terms of the Plan and the individual Restricted Stock Agreements substantially in the form of Exhibit 10.1 hereto and incorporated by reference herein. The foregoing summary of the terms of the restricted stock awards is qualified in its entirety by reference to the Plan and individual award agreements.

The Company is also filing herewith the form of the incentive stock option agreement used by the Company in connection with incentive stock option grants under the Plan.

Item 9.01. Financial Statements and Exhibits.

c) Exhibits

Exhibit Number	Description of Exhibit
10.1	Form of Restricted Stock Agreement

10.2	Form of Incentive Stock Option Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2005		STERLING BANCSHARES, INC.

	By:	/s/ Stephen C. Raffaele
	Name: Title:	Stephen C. Raffaele Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit Number	Description of Exhibit
10.1	Form of Restricted Stock Agreement

10.2	Form of Incentive Stock Option Agreement